                                                                   EXHIBIT 10.04

                              UNIT OPTION AGREEMENT


         This Unit Option Agreement (this "Agreement") is being made and entered as of February 19, 2002, by and between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership", or "Employer"), and John C. Goff ("Employee").

                                    RECITALS

         Pursuant to the Employment Agreement dated as of February 19, 2002 ("Employment Agreement"), of which this Agreement is attached as an Exhibit, Employee is employed as the "Chief Executive Officer" of the Operating Partnership. As a part of the transactions and Compensation Package, as defined in the Employment Agreement ("Compensation Package"), the Operating Partnership, acting through Crescent Real Estate Equities, Ltd. (the "General Partner"), wishes to provide Employee the ability to earn the right to purchase units of the Operating Partnership in order to encourage Employee to carry out his duties with vigor.

         Section 4.7.A of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the "Partnership Agreement"), authorizes the Operating Partnership to adopt a compensation plan for its employees pursuant to which the Operating Partnership may grant "Limited Partnership Interests" and "Units" (as defined therein) or options to acquire Limited Partnership Interests and Units, to one or more of its employees, upon such terms and conditions as might be deemed necessary or appropriate by the General Partner. The General Partner believes that this Agreement comes within the scope of that authorization.

         The right to earn the options described herein is an integral component of the Compensation Package and is intended to compensate Employee for services performed by Employee for Operating Partnership from and after February 19, 2002 and during the term of this Employment Agreement and thereafter for the postemployment obligations of Employee, including confidentiality and noncompetition, such compensation being expressly contingent on Employee's fulfillment of these service and other requirements as set forth in the Employment Agreement. The Compensation Package has been negotiated by Employer and Employee in lieu of much more significant future cash compensation for the future services of Employee. Furthermore, Employee's ability to earn the Options hereunder shall be prospective only and shall be earned only while the Employment Agreement is in effect.

         Crescent Real Estate Equities Company ("Crescent") and Employer have previously discussed these matters with Employee, and Employee desires to accept such employment on such terms.

         As part of the Compensation Package and to induce Employee to make enthusiastic and productive efforts for the benefit of the Operating Partnership, the Compensation Committee of the Board of Directors of the General Partner has recommended that Employee be provided the right to earn unit options on the terms and subject to the conditions set forth in this Agreement.

         All capitalized terms used in this Agreement but not defined herein have the meanings ascribed to those terms in the Partnership Agreement.

         In consideration of the foregoing recitals and mutual promises and covenants made herein, the parties hereby agree as follows:

         1. OPTION. Subject to the terms and conditions hereof and as part of the Employee's Compensation Package, the Employee has the right to earn an option (the "Option") to purchase from the Operating Partnership all or any part of a total of 1,278,571 Units at a price of $35.02 per Unit. Accordingly, the number of Units to be associated with Employee's Limited Partnership Interest when he is admitted to the Operating Partnership as an "Employee Limited Partner" (as defined in the Partnership Agreement) as a result of having exercised the Option shall be equal to the number of Units subject to the Option. Employee's Limited Partnership Interest shall be calculated in accordance with the provisions of the Partnership Agreement based upon the number of Units, determined as set forth in the preceding sentence, to be associated with such Limited Partnership Interest.

         2. CHARACTER OF OPTION. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. TERM OF OPTION. Subject to earlier termination as provided herein, the Option shall expire at 6:00 p.m., Fort Worth, Texas time, ten (10) years after the date on which the Option is granted, and Employee shall have no further rights under the Option after that date.

         4. VESTING. The earning of the Option and its vesting is contingent on the continuation of Employee's employment relationship with Crescent pursuant to the Employment Agreement and is intended to retain Employee as an employee of the Operating Partnership. The right to exercise options in the future will be earned by Employee from and after the date of the Employment Agreement and this Agreement on a year-by-year basis, in accordance with the terms of this Agreement and in consideration of his future services to be provided by Employee after the date of the Employment Agreement. Furthermore, Employee's ability to earn Options shall be prospective only and shall be earned only while his Employment Agreement is in effect. The Option shall be earned and become vested according to the following schedule:

                Number of Units
       With Respect to Which Option is
               Earned and Vested            Date Earned, Vested and Exercisable
       -------------------------------      -----------------------------------
                    78,571                            February 19, 2003
                   300,000                            February 19, 2004
                   300,000                            February 19, 2005
                   300,000                            February 19, 2006
                   300,000                            February 19, 2007

After the execution of the Employment Agreement, of which this Unit Option Agreement forms a part, if Employee ceases to serve as an employee of all of the Operating Partnership, the


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


General Partner and Crescent, further vesting under the Option shall cease. Notwithstanding the foregoing provisions of this Section, the following special provisions shall apply:

                  (a) Mergers and Reorganizations. If Crescent or its shareholders enter into an agreement to dispose of all or substantially all of the assets of Crescent by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which Crescent is not the surviving entity, the Option shall become fully vested during the period commencing as of the date agreed to dispose of all or substantially all of the assets of Crescent and ending when the disposition of assets contemplated by that agreement is consummated or the Option otherwise terminates in accordance with its provisions or the provisions hereof, whichever occurs first; provided that the Option shall not become fully vested under this paragraph on account of any agreement of merger or other reorganization when the shareholders of Crescent immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of securities entitled to vote of the surviving entity immediately after the consummation of the transaction. The Option shall not become immediately exercisable if the transaction contemplated in the agreement is a merger or reorganization in which Crescent will survive.

                  (b) Termination of Employment; Change in Control. The Option shall become fully vested in the event of either (i) the termination of Employee's employment with the Operating Partnership, the General Partner and Crescent, for the reason set forth in Section 6(g) of the Employment Agreement or (ii) the voluntary resignation by Employee from employment with the Operating Partnership, the General Partner and Crescent, for Good Reason within 24 months following a Change in Control ("Resignation for Good Reason"). For purposes of this paragraph:

                           (i) "Good Reason" shall mean (A) a reduction in the
                  amount of Employee's aggregate cash compensation (including base salary and any bonus) payable within any twelve-month period following a Change in Control below the amount of such aggregate cash compensation paid to, or accrued by the General Partner with respect to, Employee in the twelve-month period immediately preceding the change in control; (B) the assignment of Employee to any employment status other than a position reasonably equivalent to a chief executive officer and having duties comparable to those exercised by Employee immediately before the change in duties comparable to those exercised by Employee immediately before the Change in Control, or (C) a geographical relocation or attempted relocation of Employee to an office more than fifty (50) miles distant from Fort Worth, Texas, without Employee's consent.

                           (ii) "Change in Control" shall mean the acquisition
                  of 15% or more of the voting securities of Crescent by any person or by persons acting as a group within the meaning of
                  Section 13(d)(3) of the Exchange Act (other than an acquisition by a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act, or by any employee pension benefit plan (within the meaning of Section 3(2) of the Employee


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


                  Retirement Income Security Act of 1974, as amended ("ERISA")) of Crescent or of its subsidiaries, including a trust established pursuant to such plan; provided that no change in control or threatened change in control shall be deemed to have occurred (A) if before the acquisition of, or offer to acquire, 15% or more of the voting securities of Crescent, the full Board of Directors of Crescent (the "Board") has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer or (B) from (I) a transfer of Crescent's voting securities by Richard E. Rainwater ("Rainwater") to (a) a member of Rainwater's immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during Rainwater's lifetime or by will or the laws of descent and distribution; (b) any trust as to which Rainwater or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) is the beneficiary; (c) any trust as to which Rainwater is the settlor with sole power to revoke; (d) any entity over which Rainwater has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (e) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by Rainwater; or (II) the acquisition of voting securities of Crescent by either (a) Rainwater or (b) a person, trust or other entity described in the foregoing clauses (I)(a)-(e) of this subparagraph. The term "person" shall mean an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                           (c) Retirement. The Option shall become fully vested
                  in the event of Employee's Retirement. "Retirement" shall be deemed to occur if Employee's employment terminates on or after the date on which he attains age 70.

                           (d) Death or Disability. The Option shall become
                  fully vested in the event of Employee's death or Disability. "Disability" shall mean the absence of the Employee from the Employee's duties with the Operating Partnership, General Partner and Crescent on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or injury which renders Employee unable to perform all of the material and substantial duties of his employment, as it existed immediately prior to such illness or injury, and which is reasonably expected to be permanent.

         5. METHOD OF EXERCISE. The Option shall be exercisable only to the extent that it is vested. The Option may not be exercised for a fraction of a Unit. The purchase price of any Units purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check,
(iii) by delivery to the Operating Partnership (either directly or by attestation) of Units already owned (for at least six months) by Employee, valued at the then Fair Market Value, (iv) by a promissory note, such note to provide for the right to repay the note partially or wholly with Units and to bear interest at a rate at least equal to the applicable Federal rate (within the meaning of Section 7872(f)(2) of the Code), and otherwise to have such terms as shall be specified by the Committee, or (v) by delivery of a copy of irrevocable instructions from Employee to a broker or dealer, reasonably acceptable to the General Partner, to sell certain of the common shares of beneficial interest, par value $.01 per share, of Crescent ("Shares") acquired upon exercise of the Option and the exercise of "Exchange Rights" (as defined in the Partnership Agreement) or to pledge them as collateral for a loan and promptly deliver to Crescent the amount of sale or loan proceeds necessary to pay such purchase price. Subject to the limitations in clause (iv), the Committee may amend or revise the terms of a note issued pursuant to clause (iv), or replace it with a new note, provided that no such amendment or revision that could have an adverse effect on Employee shall be effective without his consent. If any portion of the purchase price or a note given at the time of exercise is paid in Units, those Units shall be valued at the then Fair Market Value. "Fair Market Value" shall mean such value as will be determined by the General Partner on the basis of such factors as it deems appropriate. The Option shall be deemed to be exercised when written notice of exercise has been received by the Operating Partnership at its principal office from the person entitled to exercise the Option and payment for the Units with respect to which the Option is exercised has been received by the Operating Partnership in accordance with this Section 5.

         6. TRANSFERABILITY. The Option shall not be transferable other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Employee only by Employee or by his legally authorized representative.

         7. COMPLIANCE WITH SECURITIES LAWS. Units shall not be issued upon the exercise of the Option unless the issuance and delivery of the Units (and the exercise of the Option) complies with all relevant provisions of federal and state law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares might then be listed, and shall be further subject to the approval of counsel for Crescent with respect to such compliance. The General Partner may also require Employee to furnish evidence satisfactory to the General Partner and Crescent, including, without limitation, a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, and a representation that the Units are being acquired only for investment and without any present intention to sell or distribute the Units in violation of any federal or state law, rule or regulation. Further, Employee shall consent to the imposition of a legend on the certificate representing the Units issued upon the exercise of the Option and Shares issued upon the exchange therefore restricting their transferability as required by law or by this Section.

         8. COMPLIANCE WITH PARTNERSHIP AGREEMENT. All Units and Exchange Rights issued upon the exercise of the Option are governed by, and subject to each of the terms and conditions of, the Partnership Agreement. Upon exercising the Option, Employee shall be admitted to the Operating Partnership as an Employee Limited Partner pursuant to Section 4.7 of the Partnership Agreement in accordance with the terms of the Partnership Agreement and the procedures established by the General Partner for the admission of an Employee Limited Partner thereunder, and shall be deemed to have accepted and agreed to be bound by all the terms and conditions of the Partnership Agreement. The General Partner, in its sole and absolute discretion, may make the exercise of the Option subject to such further terms and conditions, including, without limitation, such additional terms and conditions for admission to the Operating Partnership or the exercise of Exchange Rights, as the General Partner may deem necessary, advisable or appropriate at the time of the exercise. Such additional terms and


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


conditions may be set forth in resolutions adopted by the Board of Directors of the General Partner and/or Crescent, or in such other manner or document as the General Partner, in its sole and absolute discretion, deems necessary, advisable or appropriate.

         9. EXCHANGE RIGHTS. The Units issued upon the exercise of the Option shall have the Exchange Rights associated with the Limited Partnership Interest represented by the Units. Employee acknowledges that, upon exercise of the Exchange Rights, Crescent pursuant to the Partnership Agreement has the option in its sole discretion to deliver cash or Shares in exchange for Units as to which Employee exercises Exchange Rights. Crescent will deliver cash in exchange for the Units as to which the Employee has exercised Exchange Rights in lieu of the issuance or delivery of any certificate for the Shares upon the exercise of Exchange Rights unless:

                  (a) the shareholders of Crescent have approved the Exchange Rights applicable to the Units that may be acquired upon exercise of the Option;

                  (b) the Shares have been admitted to listing on all stock exchanges on which Shares are then listed, unless the General Partner determines in its sole discretion that such listing is neither necessary nor advisable;

                  (c) all required registration or other qualification of the sale of the Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the General Partner in its sole discretion deems necessary or advisable has been obtained; and

                  (d) all approvals or other clearances from federal or state governmental agency that the General Partner in its sole discretion determines to be necessary or advisable have been obtained.

         10. RESERVATION OF SHARES. Crescent shall at all times reserve and keep available such number of Shares as might be necessary to satisfy the requirements of Section 10 hereof and the number of Units as to which the Option is granted. In addition, Crescent shall from time to time, as is necessary to accomplish the purposes of this Agreement, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Shares upon the exercise of Exchange Rights related to the Units as to which the Option is granted. The inability of Crescent to obtain from any regulatory agency having jurisdiction the authority deemed by Crescent's counsel to be necessary for the lawful issuance of any Shares shall relieve Crescent of any liability in respect of the nonissuance of Shares as to which the requisite authority has not been obtained.

         11. RESTRICTIONS ON CORRESPONDING SECURITIES AND ASSETS. As a condition to the grant of this Option, Employee covenants and agrees to execute a Second Amended and Restated Promissory Note as well as an Amended and Restated Security Agreement and Financing Statement, in the form previously agreed, dated as of even date herewith, in order to provide that 60% of the excess of (i) any proceeds received upon sale of any Share acquired upon the exercise of the Option and exchange of Units into Shares over (ii) $17.51 (the portion of the exercise


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


price of a Unit attributable to one Share) shall be used to repay, including prepayment, certain obligations between Goff and the Company or its affiliates ("Company Notes"). If cash is received instead of Shares upon the exercise of Exchange Rights with respect to Units acquired pursuant to exercise of the Option, then 60% of the excess of (i) any cash received upon the exchange of Units for cash over (ii) $35.02 shall be used to repay, including prepayment, any Company Notes.

         12. TAX WITHHOLDING.

                  (a) Condition Precedent. The issuance of Units upon the exercise of the Option is subject to the condition that if at any time the General Partner determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with such issuances, then the issuances shall not be effective unless the withholding has been effected or obtained in a manner acceptable to the General Partner.

                  (b) Manner of Satisfying Withholding Obligation. If Employee is required to pay to the Operating Partnership an amount required to be withheld under applicable income tax laws in connection with the exercise of the Option, such payment may be made (i) in cash, (ii) by check, (iii) by delivery to the Operating Partnership or the General Partner of Units already owned by Employee having a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the amount required to be withheld, (iv) through the withholding by the Operating Partnership ("Partnership Withholding") of a portion of the Units acquired upon the exercise of the Option or (v) in any other form of valid consideration, as permitted by the General Partner in its discretion.

         13. ADMINISTRATION.

                  (a) General Partner. This Agreement shall be administered by the General Partner. Subject to the provisions of this Agreement, the General Partner shall have the discretion and authority to prescribe, amend and rescind any reasonable rules and regulations necessary or appropriate for the administration of this Agreement; to modify or amend this Agreement or waive any conditions or restrictions applicable to the Option (or the exercise thereof); and, to make all other determinations as advisable for the administration of this Agreement; provided, however, that any amendment or modification of this Agreement shall require the consent of the Employee which may be given or withheld in his discretion, with any such amendment to be made effective only by an instrument in writing signed by both the Operating Partnership and Employee.

                  (b) Committee. The General Partner may delegate its authority under paragraph (a) of this Section to a Committee appointed by the General Partner, in which case all references herein to the General Partner that relate to the administration of this Agreement shall be deemed to be references to the Committee. As used herein, "Committee" shall mean a committee consisting of two or more members of the Board. A majority of the members of the Committee shall constitute a quorum, and any action


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


         taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

                  (c) Assistance. The Operating Partnership shall supply full and timely information to the General Partner and/or the Committee on all matters relating to Employee, his employment, death, retirement, Disability or other termination of employment, and such other pertinent facts as the General Partner or the Committee might require. The Operating Partnership shall furnish the General Partner and the Committee with such clerical and other assistance as is necessary to the performance of its duties, and Employee as the Chief Executive Officer of the Operating Partnership, shall in now way interfere with or restrain the ability of the Operating Partnership in this regard.

         14. ACKNOWLEDGEMENTS BY EMPLOYEE. Employee acknowledges he may be removed as an officer of the Operating Partnership, the General Partner or Crescent in accordance with applicable law; if such event occurs while the Option is not fully vested, Section 4 herein shall govern the full or partial forfeiture of the Option. Employee agrees that no duty of good faith or fair dealing shall be read into this Agreement against the Operating Partnership, the General Partner or Crescent. Employee understands and intends that this Agreement does not create a partnership or joint venture between Employee and the Operating Partnership.

         15. INTEGRATION; ENTIRE AGREEMENT. The parties agree that this Agreement serves as an integral part of the Employment Agreement between Employee and the Operating Partnership and the Compensation Package contemplated therein and that the rights under this Agreement form a significant portion of the consideration for the Employment Agreement between Employer and Employee. As a result, the terms of this Agreement shall be construed in conjunction with and consistent with the Employment Agreement and any ambiguities resolved by taking into account the intent of the parties that the Employment Agreement and the documents attached thereto, including this Agreement, are part of an integrated employment and compensation arrangement.

         16. CHOICE OF FORUM. The parties hereto agree that should any suit, action or proceeding arising out of this Unit Option Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Unit Option Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Tarrant County, Texas. Each of the parties hereto consents to the in personam jurisdiction of any such state or federal court in Tarrant County, Texas and waives any objection to the venue of any suit, action or proceeding. The parties recognize that courts outside Tarrant County, Texas may also have jurisdiction over suits, actions or proceedings arising out of this Unit Option Agreement, and in the event that any party hereto shall institute a proceeding involving this Unit Option Agreement in a jurisdiction outside Tarrant County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Tarrant County, Texas, including without limitation or additional


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expenses incurred as a result of litigating in another jurisdiction, such as reasonable fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

         17. MISCELLANEOUS. This Agreement shall be construed in accordance with the laws of the State of Delaware, and shall be binding upon and inure to the benefit of any successor or assign of the Operating Partnership and any executor, administrator, trustee, guarantor or other legal representative of Employee. Headings of Sections and paragraphs of this Agreement are inserted for convenience of reference and constitute no part of this Agreement. The Operating Partnership shall request Crescent to furnish to Employee copies of annual reports, proxy statements and all other reports sent to Crescent's shareholders and, upon Employee's written request, a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of Crescent's most recent fiscal year. If the outstanding Units or Shares are increased, decreased, changed into or exchanged for a different number or kind of units, shares or securities through merger, consolidation, combination, exchange, other reorganization, recapitalization, reclassification, dividend, split or reverse split, an appropriate and proportionate adjustment shall be made to the Option. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each Unit purchasable under the Option. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the General Partner, and any such adjustment may provide for the elimination of fractional share interests.

         Executed as of the day and year first written above.

                                        CRESCENT REAL ESTATE EQUITIES
                                        LIMITED PARTNERSHIP

                                        By: Crescent Real Estate Equities, Ltd.
                                             its General Partner


                                        By: /s/ Dennis H. Alberts
                                            -----------------------------------


                                            /s/ John C. Goff
                                        ---------------------------------------

                                        ---------------------------------------
                                        Social Security Number of
                                                                  -------------


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